UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2024
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BurgerFi International, Inc.
(Exact name of registrant as specified in its charter)
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001-38417	Delaware	82-2418815
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

200 West Cypress Creek Rd., Suite 220 Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)
(954) 618-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

BurgerFi International, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (“Annual Meeting”) at 10:00 a.m. Eastern Time on June 6, 2024 for the purpose of: (i) electing two Class B directors of the Company, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal, (ii) ratifying the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2024 fiscal year, (iii) approving, on an advisory basis, the compensation of the Company’s named executive officers and (iv) approving, on an advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers. For more information on these proposals, which are described below, please refer to the Company’s proxy statement dated April 25, 2024. As of the record date of April 9, 2024, there were a total of 27,042,213 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Proxies were received for 17,159,877.62 shares of common stock, or approximately 63.46% of the shares issued and outstanding and entitled to vote at the Annual Meeting; therefore, a quorum was present.

Proposal 1 - To elect two Class B directors of the Company, each for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal.

The two Class B director nominees proposed by the Company’s Board of Directors were each elected to serve as a director for a term of three years or until their successors are duly elected and qualified or until their earlier resignation or removal. The final voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Vivian Lopez-Blanco	8,597,080	4,185,859	4,376,939
Allison Greenfield	5,683,991	7,098,948	4,376,939

Proposal 2 - To ratify the appointment of KPMG LLP as the Company’s independent registered certified public accounting firm of the Company for the 2024 fiscal year.

Stockholders voted to ratify the appointment of KPMG LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 30, 2024. The proposal received the following final voting results:

For	Against	Abstain
13,880,700	517,712	2,761,466

Proposal 3 - To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
9,452,335	467,385	2,865,252	4,374,906

Proposal 4 - To approve, on an advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers.

Stockholders voted to approve, on an advisory basis, the frequency of future votes on the compensation of the Company’s named executive officers. The proposal received the following final voting results:

1 Yr	2 Yr	3 Yr	Abstain	Broker Non-Votes
9,006,690	6,316	1,007,900	2,764,066	4,374,906

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 7, 2024

BURGERFI INTERNATIONAL, INC.

By:	/s/ Carl Bachmann
Carl Bachmann, Chief Executive Officer